Exhibit 10.20

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Development Agreement

This Development Agreement (“Agreement”) is entered into effective as of August 27, 2021 (the “Effective Date”), by and between Semiconductor Components Industries, LLC, a Delaware limited liability company with offices located at 5005 E. McDowell Road, Phoenix, Arizona, 85008 (dba “ON Semiconductor”), and Starry, Inc., a Delaware corporation with offices located at 38 Chauncy Street, Suite 200, Boston, Massachusetts, United States, 02111 (“Starry”). Each of ON Semiconductor and Starry may be referred to in this Agreement as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, Starry and ON Semiconductor would like to collaborate on the development of the Developed Software, as more fully described in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein, the Parties agree as follows:

ARTICLE 1. DEFINITIONS

When used in this Agreement, the following capitalized terms shall have the meanings set forth below:

1.1

“Affiliate” means with respect to any person or entity, any other person or entity which, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including, without limitation, any general or limited partner or member of such person or entity. For the purpose of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting shares, by contract, or otherwise.

1.2

“Background Intellectual Property” means any and all Intellectual Property Rights (as defined herein) that (i) at the Effective Date is owned or controlled by a Party and/or any of its Affiliates; (ii) is obtained after the Effective Date by a Party and/or its Affiliates independent of this Agreement and outside the performance of the activities described herein; or (iii) created by a Party and/or its Affiliates independent of this Agreement and outside the performance of the activities described herein.

1.3	“Confidential Information” has the meaning provided in the NDA (as defined herein).

1.4

“Developed Software” means the software, source code, developments, documentation, and other materials developed by ON Semiconductor pursuant to the terms hereof to integrate ON Semiconductor’s Existing Software with Starry’s fixed wireless access system, and any and all Intellectual Property Rights and legal rights therein.

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1.5	“Existing Software” means any and all software comprising Background Intellectual Property of ON Semiconductor.

1.6

“Foreground Intellectual Property” means any and all Intellectual Property Rights (as defined herein) that are conceived, reduced to practice, or developed by the Parties, jointly or solely, within the scope of and during the term of this Agreement. Foreground Intellectual Property does not include either Party’s Background Intellectual Property.

1.7

“Intellectual Property Rights” or “IP” means any and all intellectual property rights worldwide arising under statutory or common law or by contract and whether or not perfected, now existing or hereafter created, filed, issued, or acquired, including without limitation (a) all present and future patents and patent applications and all reissues, re-examinations, divisions, renewals, extensions, continuations and continuations-in-part thereof; (b) inventions, invention disclosures, improvements, trade secrets, manufacturing processes, test and qualification processes, technical designs, compositions, formulae, models, schematics, proprietary information, know-how, technology, technical data and mask works, and all documentation relating to any of the foregoing; (c) registered and unregistered copyrights (without limitation copyright on designs, software, both source and object code, mask works, and all derivative works thereof), copyright registrations and applications therefore; (d) industrial designs and any registrations and applications therefore; and (e) any other form of intellectual property protection afforded by law which otherwise arises or is enforceable under the laws of any jurisdiction or any bi-lateral or multi-lateral treaty regime, but excluding all trademarks, trade names, or other forms of corporate or product identification.

1.8

“Milestone” means the key development activities required for the delivery of the deliverables, including test reports from ON Semiconductor, and the acceptance of such deliverables by Starry, as described in Article 2.3 and the SOW.

1.9	“NDA” means the Confidentiality and Non-Disclosure Agreement signed between the Parties with an effective date of March 31, 2020.

1.10	“NRE” means the non-recurring non-refundable expenses paid by Starry pursuant to this Agreement, as described in Article 2.3.

1.11	“ON Semiconductor Products” means the ON Semiconductor Wi-Fi chipsets QCS-AX, QCS-AX2 and other ON Semiconductor products.

1.12	“Starry Products” means any product, service or other offering made available, designed, manufactured, marketed or offered by, or on behalf of, Starry and its Affiliates.

1.13

“Statement of Work” or “SOW” means the Statement of Work attached hereto as Exhibit A and ancillary document(s) accepted and signed by both Parties and used to define the scope of work for each milestone to integrate ON Semiconductor’s Existing Software with Starry’s fixed wireless access system, which may include, for example, start date, reference documents, specifications, scope, key personnel, sub-milestones, deliverables, acceptance testing, etc. Any Statement of Work may be revised and supplemented from time to time during the course of this Agreement upon the mutual written consent of the Parties.

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ARTICLE 2. NATURE AND SCOPE OF THE DEVELOPMENT

2.1

General Terms and Conditions. This Agreement shall apply to all collaboration efforts related to development and integration of ON Semiconductor’s Existing Software with Starry’s fixed wireless access system.

2.2

Responsibilities of the Parties. The Parties will use commercially reasonable efforts to integrate ON Semiconductor’s Existing Software with Starry’s fixed wireless access system as described in this Agreement and in the SOW(s). The respective responsibilities of the Parties are set forth in this Agreement and the SOW. Additional milestones, schedules, testing, and other criteria that may be agreed to by the Parties shall be set forth in an SOW and mutually agreed to in writing at least thirty (30) days prior to the start date for each Milestone (as defined in the SOW), which may be updated from time to time by the mutual written consent of the Parties.

2.3	Milestone Deliverables. ON Semiconductor will use commercially reasonable efforts to complete assigned Milestones according to the following timetable and as may be further detailed in each SOW:

Milestone	Description of Deliverable	Associated NRE (USD)	Committed Delivery Date
Milestone 0	Development Agreement signed & project kick-off	[***]	T0(1)

Milestone 1	[***]	[***]	T0 + [***] months

Milestone 2	[***]	[***]	T0 + [***] months

Milestone 3	[***]	[***]	T0 + [***] months

Milestone 4	[***]	[***]	T0 + [***] months

Milestone 5	[***]	[***]	T0 + [***] months

Milestone 6	[***]	[***]	T0 + [***] months

Total		[***]

(1)	T0 is the Effective Date.
(2)	[***].
(3)	[***].

2.4	Acceptance. The specifications, goals, performance measures, testing results and/or other criteria against which a Milestone deliverable will be evaluated for purposes of acceptance

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or non-acceptance by Starry are set forth in the SOW (the “Acceptance Criteria”). All acceptance testing shall be carried out by Starry within thirty (30) days of actual receipt by Starry of the Milestone deliverable. With respect to each Milestone deliverable, Starry shall: (i) notify ON Semiconductor’s designated project manager of acceptance of such Milestone deliverable in writing (which for the avoidance of doubt may be by email) no later than thirty (30) days after actual receipt by Starry of the Milestone deliverable; or (ii) in the event such Milestone deliverable fails the applicable Acceptance Criteria, notify ON Semiconductor’s designated project manager of rejection of such Milestone deliverable in writing (which for the avoidance of doubt may be by email) no later than thirty (30) days of actual receipt by Starry of such Milestone deliverable with reasonable detail to enable ON Semiconductor to recreate the issue which has caused the failure of the acceptance tests. If Starry fails to notify ON Semiconductor as described in clause (i) or (ii) of the preceding sentence within thirty (30) days of receipt of a Milestone deliverable, then such Milestone deliverable will be deemed to have met the applicable Acceptance Criteria and been accepted by Starry. In the event Starry notifies ON Semiconductor that a Milestone deliverable has failed the applicable Acceptance Criteria, ON Semiconductor will as soon as reasonably practicable re-test such Milestone deliverable and, if it agrees such deliverable has failed the applicable Acceptance Criteria, it shall use commercially reasonable efforts to make appropriate modifications to such Milestone deliverable in order to satisfy the Acceptance Criteria. Upon redelivery of any Milestone deliverable that has previously failed the applicable Acceptance Criteria, the procedures described above in this Article 2.5 will apply to Starry’s acceptance or rejection of such deliverable. In the event ON Semiconductor does not agree that a Milestone deliverable has failed the applicable Acceptance Criteria, the Parties will work in good faith to resolve the issue and determine if the Milestone deliverable satisfies the applicable Acceptance Criteria, and at such time that the Parties mutually agree such Milestone deliverable satisfies the applicable Acceptance Criteria, Starry will be deemed to have accepted such deliverable.

2.5

Representatives. Starry and ON Semiconductor shall each assign appropriate person(s) to oversee and manage its obligations and collaborative efforts under this Agreement. Each Party shall assign a designated project manager at the beginning of the project. The Parties’ respective designated project managers shall jointly establish a communication system including the ability to track progress, track changes, and provide timely and regular status reports in a secure and open manner.

2.6

Changes. In the event of unforeseen delays not caused by a breach of either Party’s obligations hereunder, the Parties will mutually agree on new committed delivery completion dates of each Milestone and communicate such new committed delivery dates to their respective teams as soon as possible. In addition, either Party may from time-to-time request changes to a Milestone deliverable, a committed delivery completion date of a Milestone, and/or other changes to a SOW. Such changes shall be implemented only upon the mutual written agreement of both Parties. Any change request agreed to by both Parties shall be treated as an Agreement modification and the relevant section(s) of this Agreement or any SOW shall if necessary be adjusted to take account thereof. No changes will be implemented by ON Semiconductor except and until such changes and the consequences thereof have been agreed upon in writing and accepted by the Parties.

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2.7

Payment for Changes. In the event the Parties mutually agree on any change to a Milestone deliverable, a committed delivery completion date of a Milestone, and/or other changes to a SOW that will result in additional development work by ON Semiconductor, the Parties will mutually agree to an appropriate change to the related NRE associated with any affected Milestone deliverables as set forth in Article 2.3 and to the related payment schedule.

ARTICLE 3. INTELLECTUAL PROPERTY

3.1

Ownership of Intellectual Property. All Background Intellectual Property that is owned by or is controlled by a Party shall remain with such Party, and nothing in this Agreement will be construed as transferring any right, title, or interest in any Party’s Background Intellectual Property to the other Party. Any Foreground Intellectual Property that is solely developed by one Party without contribution by the other Party shall be owned solely by the Party that developed such Foreground Intellectual Property. All of the Intellectual Property Rights with respect to the ON Semiconductor Wi-Fi chipsets and/or any and all derivatives and/or versions thereof belong to ON Semiconductor and nothing in this Agreement transfers, or grants, any rights, licenses or interests in respect of those Intellectual Property Rights, except to the extent such Intellectual Property Rights constitute Foreground Intellectual Property, Developed Software and/or are subject to Article 4.13. None of ON Semiconductor’s activities under, or in connection with, this Agreement will be considered as “work made for hire” and Starry will never assert any claim contrary to that principle.

3.2

Assignment of Interests. All employees or others acting on behalf of a Party in performance of its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party any and all Intellectual Property Rights made or conceived by such employee or other person acting on its behalf.

3.3

No Reverse Engineering. Each Party agrees that it shall not copy, translate, modify, create derivative works, reverse engineer, decompile, encumber, or otherwise use any technology, software, or Confidential Information of the other Party except as specifically authorized under this Agreement. Each Party shall extend the restrictions specified herein to any third party to whom such Party plans to disclose any software, technology, or Confidential Information of the other Party as may be expressly authorized under this Agreement or the NDA.

3.4	Trademarks. Any use by a Party of the other Party’s trademarks must be preapproved by the other Party in writing and conform to any trademark guidelines provided by the other Party.

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ARTICLE 4. LICENSES

4.1

License Grant of Developed Software and Foreground Intellectual Property to Starry. Subject to the payment of each NRE required to be paid in accordance with the terms hereof, ON Semiconductor and its Affiliates hereby grant Starry a limited, worldwide, perpetual, irrevocable, fully paid-up, royalty-free, non-exclusive, non-transferable (except as provided in Article 9.4), and non-sublicensable license under ON Semiconductor’s and its Affiliates’ Intellectual Property Rights to use, have made, test, have tested, assemble, have assembled, import, any Foreground Intellectual Property and Developed Software, including distribution and/or hosting only in a format which is executable by a machine and not human readable, to Starry’s third party customers and/or partners (“Customer(s)”) for use by such Customers strictly and solely for the purpose of enabling such Starry Products to interoperate or interface with ON Semiconductor Products, in the ordinary course of Starry’s business for use only in connection with the ON Semiconductor Products, subject to Article 4.5.

4.2

No License to Background Intellectual Property. Except as expressly provided herein, no license or right of any kind is granted herein by ON Semiconductor (or its licensors/suppliers) to Starry to disclose, distribute, or otherwise provide the Developed Software or Modifications (defined below) in source code format (i.e., customarily read and edited by humans to any third party).

4.3

No Open Source. Starry agrees that it shall not take any actions whatsoever that could or would cause Developed Software or Modifications or any portion thereof to become subject to any open source license requiring the distribution of the Developed Software or Existing Software or any part thereof in any format. Starry shall have no obligation to provide Modifications to ON Semiconductor. During the Term of this Agreement, ON Semiconductor and its Affiliates agree that they shall not take any actions whatsoever that could or would cause Modifications received from Starry to become subject to any open source license requiring the distribution of the Modifications or any part thereof in any format. On an ongoing basis during the Term of this Agreement, ON Semiconductor shall (a) [***]; and (b) [***]. “Third Party Software” means software (including object code, binary code, source code, firmware, microcode, libraries, application programing interfaces, data, routines, subroutines, or other code, including commercial, open-source, and freeware) and any documentation or other material related to such software, and any derivative of any of the foregoing, that is (i) not solely owned by ON Semiconductor and (ii) incorporated in, distributed with, accessed by, or required, necessary or depended upon for the use, offering, support, or commercialization of, any Developed Software.

4.4

Modifications. In the event Starry makes modifications to the Developed Software or Foreground Intellectual Property solely developed by Starry (“Modifications”), Starry shall grant, and hereby does grant, to ON Semiconductor a limited, worldwide, perpetual, irrevocable, fully paid-up, royalty-free, non-exclusive, transferable, and sublicensable license under Starry’s Intellectual Property Rights to: (i) use, reproduce, display, license, sublicense, and distribute the Modifications; and (ii) create, use, reproduce, display, license, sublicense, and distribute derivative works of the Modifications. For avoidance of doubt, nothing in this Article 4.4 grants any ownership interest in any Confidential Information of Starry, and ON Semiconductor shall not use or distribute any Modifications outside of this Agreement without Starry’s prior written consent.

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4.5

Use Limitation. The Developed Software is not designed, developed, licensed or provided for use in connection with any nuclear facility, or in connection with the flight, navigation or communication of aircraft or ground support equipment, or in connection with military or medical equipment/applications or activities, or any other inherently dangerous or high risk equipment/applications or activities (“High Risk Use”). Starry agrees that ON Semiconductor (and its licensors/suppliers) shall not be liable or responsible for any claims, losses, demands, costs, expenses or liabilities whatsoever arising from or in relation to any such High Risk Use of the Software, modifications or products by Starry or customers. Notwithstanding the foregoing, ON Semiconductor acknowledges and agrees that Starry’s use of the Developed Software as an internet service provider shall not be considered a High Risk Use.

4.6

Ownership; No Implied Licenses. Subject to the licenses expressly granted herein by each Party to the other Party, each Party (and/or its licensors/suppliers) retains all rights, title and interest in and to their software and Intellectual Property Rights. Each Party (and/or its licensors/suppliers) reserves all rights not expressly granted hereunder, and there are no implied licenses granted by either Party hereunder. Certain elements of the Developed Software may be provided in files/data formatted for use with or by certain third-party software/tools/products. No licenses or rights to any such third-party software/tools/products are granted to Starry by ON Semiconductor. Starry shall ensure that it has obtained all necessary licenses and rights to use any such third-party software/tools/products which are necessary in order to utilize the Developed Software.

4.7

Copyright Notices. Starry and ON Semiconductor and its Affiliates shall retain, and shall require any third parties to retain, all copyright and other notices within the Developed Software and any Modifications.

4.8

Support. Except as otherwise agreed to herein, Starry acknowledges and agrees that ON Semiconductor (and its licensors/suppliers) has no and shall have no obligation or responsibility whatsoever under this Agreement to provide to Starry, Starry’s customer, or any third party, any maintenance, support or assistance, and ON Semiconductor (and its licensors/suppliers) cannot and shall not be held liable or responsible to Starry, Starry’s customer, or any third party for the failure to provide any such support.

Beginning on the date Starry accepts Milestone 5 as described in Article 2.3, ON Semiconductor agrees to provide commercially reasonable support for the Developed Software, including [***]. In the event that more than [***] hours of support are needed in any particular years, the Parties will mutually agree on any additional fees payable by Starry for such support. Starry may discontinue this support at any time upon written notice to ON Semiconductor and payment of any pro-rata accrued but unpaid support fee up to the date of such discontinuation.

4.9

Non-Infringement. ON Semiconductor represents and warrants that the Developed Software will not infringe or constitute a misappropriation of any right of any third party, including any Intellectual Property Rights of any third party, except to the extent due to Starry’s required specifications in the SOW.

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4.10

Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, ALL DEVELOPED SOFTWARE IS PROVIDED BY ON SEMICONDUCTOR TO STARRY HEREUNDER “AS IS” AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER. WITHOUT LIMITING THE FOREGOING, ON SEMICONDUCTOR (AND ITS LICENSORS/SUPPLIERS) HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES IN RELATION TO THE DEVELOPED SOFTWARE, ANY MODIFICATIONS, OR THIS AGREEMENT, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY AND ALL REPRESENTATIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, AND THOSE ARISING FROM A COURSE OF DEALING, TRADE USAGE, TRADE CUSTOM OR TRADE PRACTICE.

4.11

Starry Responsibility for Modifications. Starry acknowledges and agrees that Starry is solely and wholly responsible and liable for any and all Modifications, and any and all of Starry’s products and/or services (excluding the Developed Software), including without limitation, with respect to the installation, manufacturing, testing, distribution, use, support and/or maintenance of any of the foregoing. Starry shall, at Starry’s sole expense, defend, indemnify and hold harmless ON Semiconductor and its Affiliates from and against any and all claims, demands, suits, actions, and proceedings, and all related damages, costs, and expenses (including reasonable attorneys’ fees), arising from, related to or in connection with Modifications, Starry’s products and/or services (excluding the Developed Software), including without limitation, in relation to product liability or infringement of third party rights.

4.12

No License to Background Intellectual Property. Except as expressly provided herein, nothing contained in this Agreement shall operate or be construed to grant any license, by implication, estoppel or otherwise, under any of Starry’s or ON Semiconductor’s respective Background Intellectual Property.

4.13

Indemnification. ON Semiconductor agrees to defend any claim, suit or proceeding asserted against Starry based upon a claim that ON Semiconductor Product(s) purchased hereunder or Starry’s use of the Intellectual Property licensed to it with ON Semiconductor Product(s) hereunder directly infringes any patent, mask work right or copyright, effective in the USA and to [***]. If such a claim has occurred, or in ON Semiconductor’s sole and reasonable judgment is likely to occur, Starry agrees to [***]. This indemnity does not extend to any claims based upon any infringement or alleged infringement of any patent, mask work right or copyright to the extent arising from: [***]. THE FOREGOING STATES ON SEMICONDUCTOR’S ENTIRE LIABILITY FOR PATENT, MASK WORK RIGHT OR COPYRIGHT INFRINGEMENT AND IS IN LIEU OF ALL REPRESENTATIONS, WARRANTIES OR CONDITIONS EXPRESSED OR IMPLIED, IN REGARD THERETO.

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4.14

Starry Use of ODM or JDM. For the avoidance of doubt, Starry may utilize an original design manufacturer or joint development manufacturer to design, develop, manufacture, license, distribute and sell Starry equipment (“Third Party Manufacturer”) subject to Article 3.3, and ON Semiconductor agrees that any license provided to Starry pursuant to this Article 4 extends to any Third Party Manufacturer to the extent necessary for such Third Party Manufacturer to provide services for Starry equipment.

4.15

License Grant of Protocol to Starry. Notwithstanding anything herein to the contrary, for use of ON Semiconductor’s [***] in a fixed wireless access network to enable over the air communication with Starry’s base station products in the ordinary course of Starry’s business for use only in connection with Starry’s base station products to interoperate with ON Semiconductor Products, ON Semiconductor and its Affiliates hereby grant Starry a limited, worldwide, fully paid-up, royalty-free, non-exclusive, non-transferable (except as provided in Article 9.4), and non-sublicensable license under ON Semiconductor’s and its Affiliates’ Intellectual Property Rights including distribution and/or hosting of software only in a format which is executable by a machine and not human readable, to Starry’s Customer(s) for use by such Customers strictly and solely for the purpose of enabling such Starry Products to interoperate or interface with ON Semiconductor Products.

ARTICLE 5. PAYMENT TERMS

5.1

Invoicing and Payment Terms. Within thirty (30) days following the acceptance of a Milestone deliverable by Starry in accordance with the provisions of Article 2.4, ON Semiconductor will invoice Starry for the amount of the NRE payable by Starry in connection with such deliverable as set forth in Article 2.3. Invoices will be delivered by ON Semiconductor by email to [***]. Starry shall pay the amount stated in such invoice within thirty (30) days following its receipt. In the event of any inconsistency between an invoice and this Agreement, the terms of this Agreement shall control.

5.2	Use of Affiliates. The Parties agree that ON Semiconductor’s Affiliates may provide or accept invoices, purchase orders, or payments on behalf of ON Semiconductor.

5.3

Offsets. Taxes may be deducted, withheld, or separately stated as a line item on an invoice payable pursuant to this Agreement as may be required under the U.S. Internal Revenue Code of 1986 and/or any other applicable provisions of state, local, or foreign Tax law. The Parties shall work together in good faith to take such commercially reasonable actions as may be necessary or advisable to minimize any such withholding Taxes. To the extent that any Taxes are so withheld and timely remitted, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. “Tax” or “Taxes” means any and all taxes, levies, imposts and other similar charges imposed by any governmental entity or domestic or foreign taxing authority, including, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, unemployment, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax, environmental, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto.

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ARTICLE 6. CONFIDENTIALITY

6.1

Confidential Information. This Agreement and the terms hereof shall be treated as “Confidential Information” according to the NDA. Notwithstanding any disclosure period set out in the NDA, such disclosure period shall extend automatically to the extent necessary to make it coterminous with the term of this Agreement.

ARTICLE 7. LIMITATION OF LIABILITY

7.1

LIMITATION OF LIABILITY. EXCEPT FOR EITHER PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS TO THE OTHER PARTY IN ARTICLE 6, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL OR EXEMPLARY DAMAGES, LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF USE, LOSS OF GOODWILL, DATA LOSS, REWORK, REPAIR, MANUFACTURING EXPENSES, COSTS OF PRODUCT RECALL, LOSS OF REPUTATION OR LOSS OF CUSTOMERS, REGARDLESS OF WHETHER THE OTHER PARTY HAS BEEN GIVEN NOTICE OF SUCH DAMAGES NOR REGARDLESS OF WHETHER THOSE DAMAGES ARE SOUGHT UNDER CONTRACT, TORT OR ANY OTHER THEORIES OF LAW, EVEN IF SUCH PARTY WAS ADVISED OF THE POSSIBILITY SUCH DAMAGES.

7.2

Cap on Losses. ON Semiconductor’s total cumulative liability for any and all losses, damages, or liabilities arising under or in connection with this Agreement, under any theory of liability, shall in no event exceed [***].

ARTICLE 8. TERM & TERMINATION

8.1

Term. Except as otherwise expressly provided herein, this Agreement shall continue until the earlier of (i) completion of the Parties’ respective obligations hereunder or (ii) the three (3)-year anniversary of the Effective Date, unless this Agreement is earlier terminated by either Party pursuant to the terms of Article 8.2.

8.2

Termination for Cause. Either Party may terminate this Agreement if: (a) the other Party breaches any material term of this Agreement and fails to remedy such breach within sixty (60) days of receiving written notice of the breach by the non-defaulting Party; (b) any proceeding in bankruptcy, receivership, liquidation or insolvency is commenced against the other Party or its property, and the same is not dismissed within thirty (30) days; or (c) the other Party makes any assignment for the benefit of its creditors, becomes insolvent, commits any act of bankruptcy, ceases to do business as a going concern, or seeks any arrangement or compromise with its creditors under any statute or otherwise.

8.3	Effect of Termination. In the event that this Agreement is terminated or expires for any reason:

(a)	Each Party shall promptly destroy or return to the other Party any Confidential Information as described in the NDA; and

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(b)

any other express obligations in this Agreement of a continuing nature and to any right of either Party which may have accrued at or up to the date of termination shall survive any termination or expiration of this Agreement.

8.4

License Continuation. Notwithstanding anything to the contrary contained in this Agreement or any SOW, the licenses granted pursuant to Article 4.1, 4.4, and 4.13 shall continue unaffected after the termination or expiration of this Agreement.

ARTICLE 9. GENERAL PROVISIONS

9.1

Relationship. Neither Starry nor ON Semiconductor shall represent that its relationship with respect to the other Party is other than as an independent contractor. Nothing in this Agreement shall create in either Party any right or authority to incur any obligations on behalf of, or to bind in any respect, the other Party and nothing in this Agreement shall be construed to create any agency, joint venture or partnership.

9.2

Notices. Any notice required to be sent or given under this Agreement shall be sent in person, by certified or registered mail return receipt requested, or by nationally-recognized express courier, addressed as follows:

If to Starry:

Starry, Inc.

38 Chauncy Street, Suite 200

Boston, Massachusetts 02111

Attn: General Counsel

If to ON Semiconductor:

ON Semiconductor

5005 E. McDowell Road

Phoenix, Arizona 85008

Attn: IP Legal Department

9.3

Force Majeure. Neither Party will be liable for not performing any of its obligations hereunder to the extent such non-performance results from Force Majeure. Such non-performance will be excused for as long as such Force Majeure shall be continuing provided that the non-performing Party gives immediate written notice to the other Party of the Force Majeure. Such non-performing Party shall exercise all reasonable efforts to eliminate the Force Majeure and to resume performance of its affected obligations as soon as practicable. The expression “Force Majeure” means acts of God, war, insurrections, fires, floods, epidemics, pandemics (i.e., COVID-19), freight embargoes, material shortage or labor conditions, or similar events beyond reasonable control. Force Majeure affecting a Party’s contractors/suppliers shall be considered to be Force Majeure affecting said Party. Each Party shall promptly notify the other Party in writing of any delay caused by Force Majeure.

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9.4

Assignment. Except upon prior written consent of the other Party, neither Party may assign any right or obligation it may have under this Agreement except to an Affiliate or a successor to the whole or majority of that Party’s business by operation of law or otherwise.

9.5

Governing Law. This Agreement shall be governed by the laws of the State of New York (except for its conflict of laws provisions). The Parties expressly exclude from this Agreement all the provisions of the Vienna Convention, 1980 (The United Nations Convention on Contracts for the International Sale of Goods). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT.

9.6

Severability. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held unenforceable by any court of competent jurisdiction, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

9.7

Amendments. This Agreement shall not be amended or modified except in writing signed by the Parties. No course of dealing or usage of trade by or between the Parties shall be deemed to affect any such amendment or modification.

9.8

Headings. All headings and captions contained herein are for convenience and ease of reference only and are not to be considered in the construction or interpretation of any provision of this Agreement.

9.9

Waivers. All remedies provided in this Agreement are cumulative and are in addition to any and all legal rights of the Parties. Any consent by any Party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, or a waiver of any other, different or subsequent breach.

9.10

Publicity. The Parties agree that all information concerning: (i) this Agreement, (ii) either of the Parties, or (iii) any of their names, trademarks or service marks, which is contained in any written or oral announcement, press release, or other public release of information, must be pre-approved by both Parties in writing.

9.11

Entire Agreement; Governing Terms. This Agreement and the Exhibits constitute the entire agreement between the Parties with respect to the subject matter hereof, and cancels and supersedes any prior understanding and agreements between the Parties relating thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied, statutory or otherwise between the Parties, except as expressly set forth in this Agreement. In the event that a conflict arises between this Agreement, any purchase order, any Exhibit, or any other document relating to a project developed under this Agreement, this Agreement shall govern and prevail, unless specific reference is made to the section of this Agreement that such purchase order, Exhibit, or document intends to modify and the extent of such modification and such modification is specifically agreed upon in writing by both Parties.

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9.12

Export Controls. In order to facilitate the exchange of information in accordance with this Agreement and in conformity with the laws and regulations of the United States relating to the exportation of technical data, the Parties agree to comply fully with all relevant laws and regulations of the United States Government. Both Parties hereby certify that no technical data or direct products thereof will be made available or exported or re-exported, directly or indirectly, to anyone unless such prior authorization as may be required is first obtained by such Party from the Office of Export Administration of the U.S. Department of Commerce, International Trade Administration, in accordance with the Export Administration Regulations issued by the Department of Commerce of the United States in the administration of the Export Administration Act of 1979, as amended from time to time.

9.13	Counterparts. This Agreement may be executed in counterparts, and the counterparts together shall be considered a whole.

9.14

Use of Affiliates. During the performance of the Agreement, the Parties shall be entitled to use the services of its affiliates, subcontractors, and/or consultants provided that each Party remains fully liable for the performance of its affiliates, subcontractors or consultants.

9.15

Construction. This Agreement has been negotiated by the Parties, each of which has had the opportunity to be represented by counsel. This Agreement will be fairly interpreted in accordance with its terms, without any strict construction in favour of or against either Party. If any provision or part of any provision of this Agreement or the Exhibits hereto is invalidated by operation of law or otherwise, that provision or part will, to that extent, be deemed omitted and the remainder of the Agreement or applicable Exhibit will remain in full force and effect. In the place of any such invalid provision or part thereof, the Parties undertake to agree on a similar but valid provision, the effect of which is as close as possible to that of the invalid provision or part thereof. All communications, data, documentation and disclosures of information by the Parties under this Agreement will be in English and the English language will be the governing language in the performance of this Agreement.

9.16

Signatures. The signature of a party via a scanned or digitized image of a handwritten signature (e.g., scan in PDF, JPEG, etc. formats) or an electronic signature shall have the same force and effect as an original handwritten signature for the purposes of validity, enforceability, and admissibility. Delivery of the fully executed copy of the Agreement via e-mail or via electronic signature system shall have the same force and effect as delivery of an original hard copy. Signatures may be provided on separate pages.

[SIGNATURE PAGE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the Effective Date.

For Starry, Inc.	For Semiconductor Components Industries, LLC

By (signature): /s/ William J. Lundregan	By (signature): /s/ Simon Duxbury

Name: William J. Lundregan	Name: Simon Duxbury

Title: SVP	Title: VP & OM, QCS

Date: 09/07/2021	Date: 08/25/2021

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